As filed with the Securities and Exchange Commission on July 23, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIFEMD, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0238453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

800 Third Avenue, Suite 2800

New York, NY 10022

(855) 743-6478

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Justin Schreiber

800 Third Avenue, Suite 2800

New York, NY 10022

Telephone: (855) 743-6478

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.

Lawrence Metelitsa, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Iselin, NJ 08830

(732) 395-4400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share, issuable upon exercise of the Warrants	1,500,000	$9.22	$13,830,000	$1,508.86
Total	1,500,000	$9.22	$13,830,000	$1,508.86

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Common Stock (as defined below) being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Based on the average of the high and low reported trading prices of Common Stock as reported on the Nasdaq Capital Market on July 20, 2021.

(3)	Represents the maximum number of shares of common stock that the Registrant expects could be issuable upon the exercise of the Warrants (as defined below), all of which were acquired by the Selling Stockholder.

(4)	Paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 23, 2021.

PROSPECTUS

LIFEMD, INC.

1,500,000 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 1,500,000 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), underlying the Warrants (as defined herein) held by the selling stockholder identified in this prospectus under “Selling Stockholder” (the “Offering”) pursuant to the June 2021 Financing (as defined herein). We will receive proceeds from any warrants that are exercised through the payment of the exercise price in cash. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Common Stock is listed on The NASDAQ Capital Market under the symbol “LFMD”. On July 20, 2021, the last reported sale price of our Common Stock on The NASDAQ Capital Market was $9.22 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 23, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The Selling Stockholder are offering the Shares only in jurisdictions where such offer is permitted. The distribution of this prospectus and the sale of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the Shares outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “LifeMD,” “we,” “our,” “us” and the “Company” in this prospectus, we mean LifeMD, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents that we incorporate by reference and any free writing prospectuses that we may authorize for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in the “Risk Factors” section of this prospectus and in any applicable prospectus supplement or free writing prospectus, and those included in the documents that we incorporate by reference herein and therein.

New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

●	changes in the market acceptance of our products;
●	increased levels of competition;
●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
●	our relationships with our key customers;
●	our ability to retain and attract senior management and other key employees;
●	our ability to quickly and effectively respond to new technological developments;
●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights;
●	our ability to successfully commercialize our products on a large enough scale to generate profitable operations;
●	business interruptions resulting from geo-political actions, including war, and terrorism or disease outbreaks (such as the recent outbreak of COVID-19, or the novel coronavirus);
●	our ability to continue as a going concern;
●	our need to raise additional funds in the future;
●	our ability to successfully implement our business plan;
●	being able to scale our telehealth platform built to improve the experience and medical care provided to patients across the country;
●	intellectual property claims brought by third parties; and
●	the impact of any industry regulation.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus or any applicable prospectus supplement or free writing prospectus, or documents incorporated by reference herein and therein, that include forward-looking statements.

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Prospectus Summary

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 6, the financial statements and other information incorporated by reference in this prospectus when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read this prospectus, including the information incorporated by reference therein, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information”

The Company

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Business Overview and Strategy

LifeMD is a direct-to-patient telehealth technology company that provides a smarter, cost-effective and convenient way for a provider’s patients to access healthcare. We believe the traditional model of visiting a doctor’s office, receiving a physical prescription, visiting a local pharmacy, and returning to see a doctor for follow up care or prescription refills is inefficient, costly to patients, and discourages many patients from seeking much needed medical care. The U.S. healthcare system is undergoing a paradigm shift, thanks to new technologies and the emergence of direct-to-patient healthcare. Direct-to-patient telemedicine technology companies, like our company, connect consumers to licensed healthcare professionals for care across numerous indications, including concierge care, men’s sexual health and dermatology, among others.

Our telemedicine platform helps patients access their licensed providers for diagnoses, virtual care, and prescription medications, often delivered on a recurring basis. In addition to our telemedicine technology offerings, we sell nutritional supplements and other over-the-counter products. Many of our products are available on a subscription or membership basis, where a patient can subscribe to receive regular shipments of prescribed medications or products. This creates convenience and often discounted pricing opportunities for patients and recurring revenue streams for us. Our customer acquisition strategy combines strategic brand-building media placements and direct response advertising methods across highly scalable marketing channels (i.e., national TV, streaming TV, streaming audio, podcast, print, magazines, online search, social media, and digital).

Since inception, we have helped more than 300,000 customers and patients, providing them greater access to high-quality, convenient, and affordable care in all 50 states. Our telemedicine technology revenue increased 208% in 2020 vs. the prior year. Total revenue from recurring subscriptions is approximately 70%. In addition to our telehealth technology business, we own 85.6% of PDFSimpli, a rapidly growing SaaS platform for converting, signing, editing and sharing PDF documents. This business has also seen 165% year over year growth, with recurring revenue of 100%.

Many people can relate to the hassle and inconvenience of seeking medical care. We believe that telemedicine platforms like ours will fundamentally shift how a provider’s patients access healthcare in the U.S., by necessity and by preference. With the average wait time to see a physician in the U.S. now at greater than 29 days, according to a 2018 Merritt Hawkins Survey, and the U.S. projected to have a significant shortfall of licensed physicians by 2030, we believe the U.S. healthcare infrastructure must change to accommodate patients. Timely and convenient access to healthcare and prescription medications is a critical factor in improving quality of care and patient outcomes. Our mission is to radically change healthcare with our portfolio of direct-to-patient telemedicine technology brands that encompass on-demand medical treatment, online pharmacy and over-the-counter products. We want our brands to be top-of-mind for consumers considering telehealth.

In the United States, healthcare spending is currently $4.0 trillion and is expected to grow to $6.2 trillion by 2028, according to the Centers for Medicare and Medicaid Services. Physician services and prescription medications account for approximately 30% of healthcare spending, or over $1 trillion annually, and we believe that we have the infrastructure, medical expertise, and technical know-how to shift a substantial portion of this market to an online, virtual format. Our telemedicine platforms are fast and convenient, and we believe the adoption of our services has increased rapidly because of these features, including lower out-of-pocket costs for a provider’s patients and the satisfaction of a simple healthcare process. We believe the opportunities are immense and that we are well positioned to capitalize on these large scale economic shifts in healthcare.

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We believe that brand innovation, customer acquisition and service excellence form the heart of our business. As is exemplified with our first brand, Shapiro MD, we have built a full line of proprietary OTC products for male and female hair loss, FDA approved OTC minoxidil, an FDA-cleared medical device, and now a personalized telemedicine platform offering that gives consumers access to virtual medical treatment from their providers and, when appropriate, a full line of oral and topical prescription medications for hair loss. Our men’s brand, Rex MD, offers access to provider-based treatment through telehealth for men’s health conditions, currently providing prescription medications and OTC products for chronic conditions such as sexual health and hair loss. Rex MD has recently expanded its services to provide access to primary care and will soon offer treatments for additional chronic indications present in men’s health. We have built a platform that allows us to efficiently aid the provision of telehealth and provide wellness product lines wherever we determine there is a market need. Our platform is supported by a driven team of digital marketing and branding experts, data analysts, designers, and engineers focused on building enduring brands.

Our Brand Portfolio

We have built a strategic portfolio of wholly-owned telemedicine platform brands that address large unmet needs in men’s health, hair loss and dermatology. LifeMD is also preparing to offer administrative support to various professional entities that will provide a direct concierge medicine offering to patients under the LifeMD brand. We continue to scale our offerings in a calculated manner, ensuring that each brand or indication we launch will enhance current and future patients’ experiences with our platform.

Our process across each brand and condition that we treat is to guide the provider’s patient through an intake process and product selection, after which a licensed U.S. physician within our contracted network conducts a virtual consultation and, if appropriate, prescribes necessary prescription medications and/or recommends over-the-counter products. Prescription and over the counter products are filled by pharmacy fulfillment partners and shipped directly to the patient. The number of patients and customers we serve across the nation continues to increase at a robust pace, with more than 300,000 individuals having purchased our products and services to date.

Hair Loss: Shapiro MD

Launched in 2017, Shapiro MD offers access to virtual medical treatment, prescription medications, patented over-the-counter products, and an FDA approved medical device for male and female hair loss through our telemedicine platform. Shapiro MD has emerged as a leading destination for hair loss treatment across the U.S. and has had more than 200,000 customers and patients since inception. In Q1 2021, Shapiro MD greatly enhanced its offerings for female hair loss treatment with the addition of topical compounded medications to its product portfolio.

On February 21, 2020, ConsumersAdvocate.org ranked ShapiroMD as the third best hair loss treatment provider in the United States, ahead of other household brands such as Bosley, Keeps and Rogaine.

Men’s Health: Rex MD

Launched in 2019, Rex MD is a men’s telehealth platform brand offering access to virtual medical treatment from licensed providers for a variety of men’s health needs. After consultation with a physician, if appropriate, we dispense and ship prescription medications and over-the-counter products directly to a provider’s patients. Since our initial launch in the erectile dysfunction treatment market, we have expanded our offerings to cover categories such as sexual health and hair loss in the first quarter of 2021. We intend to continue expanding our offerings to cover many other chronic indications present in the men’s health market. Our vision for Rex MD is to become a leading telehealth destination for men.

Dermatology: Nava MD

Launching in the first quarter of 2021, Nava MD is a female-oriented tele-dermatology and skincare brand that will offer access to virtual medical treatment from dermatologists and other providers, and, if appropriate, prescription oral and compounded topical medications to treat many common dermatological conditions. In addition to the brand’s telemedicine platform offerings, Nava MD’s proprietary products leverage intellectual property and proprietary formulations licensed from Restorsea, a leading medical grade skincare technology platform.

Restorsea’s clinically proven skincare technology platform is the result of more than $50 million invested in R&D and intellectual property development and has received 35 patents along with broad industry and academic acclaim, with its breakthrough clinical results having been published in the peer-reviewed Journal of Drugs in Dermatology and Journal of Clinical and Aesthetic Dermatology. Nava MD will be one of the first direct-to-consumer product lines to offer this advanced skincare technology. Nava MD will be positioned as an online skincare and telehealth platform brand that will offer access to tele-dermatology services to a provider’s patients in 47 states.

Immune Health: iNR Wellness MD

Launched in 2018, iNR Wellness MD is a supplement for immune and digestive support. The iNR Wellness product line is a daily nutritional supplement that contains yeast, oat, and mushroom beta glucans.

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Majority Owned Subsidiary: PDFSimpli

PDFSimpli is an online software-as-a-service (SAAS) platform that allows users to create, edit, convert, sign and share PDF documents. PDFSimpli was acquired through the purchase of 51% of the membership interests of LegalSimpli Software, LLC, a Puerto Rico limited liability company, which operates a marketing-driven software solutions business. As of December 30, 2020, PDFSimpli was ranked in the top 4,339 websites globally, in which it was also ranked in the top 1,200 for specific countries with more than 9.5 million registrants globally. Since its launch, PDFSimpli has converted or edited over 9 terabytes of documents for customers from the legal, financial, real-estate and academic sectors. PDFSimpli had over 62,600 active subscriptions as of December 30, 2020.

Customers

Our customer base includes men and women seeking hair loss treatment and men’s health issues. In 2021, we expect to broaden this customer base to also include skincare and dermatology products for men and women. LifeMD is also preparing to offer administrative support to various professional entities that will provide a direct concierge medicine offering to patients under the LifeMD brand. No single customer accounted for more than 10% of net sales for the years ended December 31, 2020 and 2019.

Corporate Information

LifeMD, Inc. was formed in the State of Delaware on June 21, 1994, under its prior name, Immudyne, Inc. The Company changed its name to Conversion Labs, Inc. on June 15, 2018 and then subsequently, on February 18, 2021, it changed its name to LifeMD, Inc. Effective February 22, 2021, the trading symbol for the Company’s common stock, par value $0.01 per share on The Nasdaq Stock Market LLC changed from “CVLB” to “LFMD”.

On April 1, 2016, the original operating agreement of Immudyne PR LLC (“Immudyne PR”), a joint venture to market the Company’s skincare products, was amended and restated and the Company increased its ownership and voting interest in Immudyne PR to 78.2%. Concurrent with the name change of the parent company to Conversion Labs, Inc., Immudyne PR was renamed to Conversion Labs PR LLC. On April 25, 2019, the operating agreement of Conversion Labs PR was amended and restated in its entirety to increase the Company’s ownership and voting interest in Conversion Labs PR to 100%. On February 22, 2021, concurrent with the name of the parent company to LifeMD, Inc., Conversion Labs PR LLC was renamed to LifeMD PR, LLC.

Recent Developments

Appointment of President

On June 10, 2021 (the “Effective Date”), the Board appointed Mr. Alexander Mironov as the Company’s President (the “Appointment”).

Mr. Mironov, age 41, brings a wealth of knowledge from his over 20 years of experience leading business development, mergers, and acquisitions, as well as corporate strategy in the pharmaceutical space, most recently at Covis Pharma, a global private pharmaceutical company backed by Apollo Global Management, Inc., an investment manager with nearly half a trillion of total assets under management. Over his career, Mr. Mironov has led transactions in the pharmaceutical space totaling over $5 billion in value including M&A, licensing, and equity and debt financings. At Covis, he served as Chief Business Officer from 2016 to 2021, leading global business development and M&A, corporate strategy, and life-cycle management, and taking responsibility for over half a dozen transformational transactions, which significantly contributed to the accelerated growth and expansion of Covis to over 50 global markets and new therapeutic segments. His contributions at Covis directly led to revenues increasing over 10x during his tenure. Prior to Covis, Mr. Mironov held similar roles focusing on a buy and build strategy at Alvogen, Pernix Pharma, Esprit Pharma, EKR Therapeutics, and Valera Pharma.

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In connection with the Appointment, Mr. Mironov entered into an Employment Agreement (the “Employment Agreement”) with the Company. The Employment Agreement is for an indefinite term and may be terminated with or without cause. Pursuant to the Employment Agreement, Mr. Mironov will receive an annual base salary of $500,000.00 and shall be eligible to earn a performance bonus in such amount, if any, as determined in the sole discretion of the Board, with a target amount of 20% of the base salary. To induce Mr. Mironov to enter into the Employment Agreement, he was granted a performance-based grant of up to 300,000 restricted shares of the Company’s common stock (the “Restricted Shares”), subject to, inter alia, his sourcing, and material contribution to, the consummation of pharmaceutical deals, as set forth in more detail in the Employment Agreement. As a further inducement to enter into the Employment Agreement, Mr. Mironov received stock options (the “Stock Options”) to purchase up to 200,000 shares of the Company’s common stock. The Stock Options have a term of five years and shall vest in equal monthly tranches, based on the passage of time, over the 36 months, beginning on the Effective Date.

Upon termination of Mr. Mironov without cause, or upon his resignation for good reason, the Company shall pay or provide to Mr. Mironov severance pay equal to his then current monthly base salary for twelve months from the date of termination, during which time Mr. Mironov shall continue to receive all employee benefits and employee benefit plans as described in the Employment Agreement. As a full-time employee of the Company, Mr. Mironov will be eligible to participate in all of the Company’s benefit programs.

June 2021 Securities Purchase Agreement

On June 1, 2021, we entered into a securities purchase agreement (the “Purchase Agreement”) with BRF Finance Co., LLC(the “BRF”), pursuant to which the Company sold and issued: (i) a senior secured redeemable debenture (the “Debenture”) in the aggregate principal amount of $15,000,000.00 (the “Aggregate Principal Amount”), and (ii) warrants to purchase up to an aggregate of 1,500,000 shares of the Company’s common stock at an exercise price of $12.00 per share (the “Warrant”). However, the amount of shares exercisable pursuant to the Warrant is directly connected to how long the Debenture remains outstanding. If the Debenture is repaid on or before the one year anniversary date of the Initial Exercise Date (as defined herein), BRF shall be entitled to exercise up to 500,000 shares of common stock. Thereafter so long as the Debenture has not been repaid, beginning on the date that is 366 days from the Initial Exercise Date, the Warrant may be exercised for up to an additional 500,000 shares of common stock. Should the Debenture remain outstanding, beginning on the date that is 732 days from the Initial Exercise Date, the Warrant may be exercised for up to an additional further 500,000 shares of common stock. The Warrant is immediately exercisable upon issuance (the “Initial Exercise Date”) at an exercise price of $12.00 per share, subject to adjustment as provided therein. The Warrant has a term of three years.

Subject to limited exceptions, BRF will not have the right to exercise any portion of the Warrant if BRF, together with its affiliates, would exceed the Beneficial Ownership Limitation; provided, however, that upon 61 days’ prior notice to us, the holder may increase the Beneficial Ownership Limitation, provided that in no event will the Beneficial Ownership Limitation exceed 9.99%.

We received gross proceeds of $15,000,000 and intend to use such proceeds for working capital and general corporate purposes. The Purchase Agreement contains customary representations, warranties and agreements by us and customary conditions to closing.

The Debenture was assigned from BRF to B. Riley Principal Investments, LLC (hereinafter referred to as “B. Riley” or “Holder”) on June 22, 2021.

The Aggregate Principal Amount of the Debenture, together with interest, shall be due and payable on June 1, 2024. The Debenture bears interest as follows as follows: (i) for the period beginning on June 1, 2021 and ending on the date that is six (6) months thereafter (the “Initial Interest Rate Period”) shall be six percent (6%), (ii) for the period beginning the date following the Initial Interest Rate Period and ending on the date that is three (3) months thereafter (the “Second Interest Rate Period”), nine percent (9%), and (iii) for the period beginning the date following the Second Interest Rate Period and ending on June 1, 2024, twelve percent (12%). The Debenture contains redemption provisions which require the Company to redeem the principal amount outstanding on the Debenture, as set forth in the Debenture. Until such time as the Debenture shall have been paid in full, the Company shall apply thirty-five percent (35%) of the gross proceeds received by the Company from At-The-Market offerings of its common stock to partial redemptions of the Debenture.

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In connection with the Purchase Agreement, the Company has agreed to secure all of the Company’s Obligations (as defined in the Purchase Agreement) to the Purchaser under the Debenture, Company Security Agreement (as defined below) and all other Transaction Documents (as defined in the Purchase Agreement) by granting to the Purchaser an unconditional and continuing security interest in all of the assets and properties of the Company, whether now existing or hereafter acquired, pursuant to that certain Security Agreement, dated as of June 1, 2021 (the “Company Security Agreement”). Moreover, the subsidiaries of the Company, LifeMD PR, LLC, a limited liability company organized and existing under the laws of Puerto Rico, and LegalSimpli Software, LLC, a limited liability company organized and existing under the laws of Puerto Rico (each, a “Guarantor” and together, the “Guarantors”), have agreed to deliver a guaranty agreement in favor of the Purchaser, dated as of June 1, 2021 (the “Guaranty Agreement”). Furthermore, the Company entered into an Intellectual Property Security Agreement with the Holder dated as of June 1, 2021, granting the Purchaser a security interest in certain intellectual property of the Company (“IP Security Agreement”).

In connection with the Purchase Agreement, the Company and the Purchaser also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) under which the Company agreed to register the shares underlying the Warrant within sixty (60) days (the “Resale Registration Statement”), but in no event later than ninety (90) days following the filing deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to one hundred twenty (120) days after the filing deadline if the Resale Registration Statement is reviewed by, and receives comments from, the SEC.

Background of the Offering

See – “Recent Developments- June 2021 Securities Purchase Agreement

THE OFFERING

Issuer	LifeMD, Inc.

Shares of Common Stock offered by us	None

Shares of Common Stock offered by the Selling Stockholder	1,500,000 Shares (1)

Shares of Common Stock outstanding before the Offering	26,665,840 shares (2)

Shares of Common Stock outstanding after completion of this offering, assuming the sale of all shares offered hereby	28,165,840 shares

Use of proceeds	We will receive proceeds from any warrants that are exercised through the payment of the exercise price in cash.

Market for Common Stock	Our common stock is listed on The Nasdaq Capital Market under the symbol “LFMD.”

Risk Factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus on page 12 and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

(1)	1,500,000 shares of Common Stock underlying the Warrants, issued to the Selling Stockholder in the June 2021 Financing.

(2)	The number of shares of Common Stock outstanding before and after the Offering is based on 26,665,840 shares outstanding as of July 23, 2021 and excludes the following:

●	4,113,400 shares of Common Stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $6.88 per share;

●	3,984,787 shares of common stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $5.48 per share;

●	1,076,923 shares of the Company’s common stock upon conversion of the Company’s Series B Preferred Stock;

●	659,375 shares of outstanding and exercisable Restricted Stock Units with a weighted-average exercise price of $12.47 per share; and

●	1,131,750 shares of common stock reserved for future issuance under the Company’s 2020 Equity and Incentive Plan (the “2020 Plan”)

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RISK FACTORS

Our business, financial condition, results of operations, and cash flows may be impacted by a number of factors, many of which are beyond our control, including those set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2020, the occurrence of any one of which could have a material adverse effect on our actual results. There have been no material changes to the Risk Factors previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2020.

USE OF PROCEEDS

All proceeds from the resale of the shares of our Common Stock offered by this prospectus will belong to the Selling Stockholder.

We will receive proceeds from any cash exercise of the Warrants. If all such Warrants are fully exercised on a cash basis, we will receive gross cash proceeds of approximately $12.00 per Warrant exercised. We expect to use the proceeds from the exercise of such warrants, if any, for general corporate purposes. General corporate purposes may include providing working capital, funding capital expenditures, or paying for acquisitions. We currently do not have any arrangements or agreements for any acquisitions. We cannot precisely estimate the allocation of the net proceeds from any exercise of the warrants for cash. Accordingly, in the event the Warrants are exercised for cash, our management will have broad discretion in the application of the net proceeds of such exercises. There is no assurance that the Warrants will ever be exercised for cash.

PRIVATE PLACEMENT

On June 1, 2021, we entered into the Purchase Agreement with BRF, pursuant to which the Company sold and issued: (i) the Debenture Warrants to BRF. However, the amount of shares exercisable pursuant to the Warrants is directly connected to how long the Debenture remains outstanding. If the Debenture is repaid on or before the one year anniversary date of the Initial Exercise Date (as defined herein), the BRF shall be entitled to exercise up to 500,000 shares of common stock. Thereafter so long as the Debenture has not been repaid, beginning on the date that is 366 days from the Initial Exercise Date, the Warrant may be exercised for up to an additional 500,000 shares of common stock. Should the Debenture remain outstanding, beginning on the date that is 732 days from the Initial Exercise Date, the Warrant may be exercised for up to an additional further 500,000 shares of common stock. The Warrant is immediately exercisable upon issuance (the “Initial Exercise Date”) at an exercise price of $12.00 per share, subject to adjustment as provided therein. The Warrant has a term of three years.

Subject to limited exceptions, BRF will not have the right to exercise any portion of the Warrant if the BRF, together with its affiliates, would exceed the Beneficial Ownership Limitation; provided, however, that upon 61 days’ prior notice to us, the holder may increase the Beneficial Ownership Limitation, provided that in no event will the Beneficial Ownership Limitation exceed 9.99%.

The Debenture was assigned from BRF to B. Riley Principal Investments, LLC (hereinafter referred to as “B. Riley” or “Holder”) on June 22, 2021.

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The Aggregate Principal Amount of the Debenture, together with interest, shall be due and payable on June 1, 2024. The Debenture bears interest as follows as follows: (i) for the period beginning on June 1, 2021 and ending on the the Initial Interest Rate Period shall be six percent (6%), (ii) for the period beginning the date following the Initial Interest Rate Period and ending on the date that is the Second Interest Rate Period, nine percent (9%), and (iii) for the period beginning the date following the Second Interest Rate Period and ending on June 1, 2024, twelve percent (12%). The Debenture contains redemption provisions which require the Company to redeem the principal amount outstanding on the Debenture, as set forth in the Debenture. Until such time as the Debenture shall have been paid in full, the Company shall apply thirty-five percent (35%) of the gross proceeds received by the Company from At-The-Market offerings of its common stock to partial redemptions of the Debenture.

In connection with the Purchase Agreement, the Company has agreed to secure all of the Company’s Obligations (as defined in the Purchase Agreement) to the Purchaser under the Debenture, Company Security Agreement (as defined below) and all other Transaction Documents (as defined in the Purchase Agreement) by granting to Holder an unconditional and continuing security interest in all of the assets and properties of the Company, whether now existing or hereafter acquired, pursuant to the Company Security Agreement. Moreover, the subsidiaries of the Company, each, a Guarantor, have agreed to deliver the Guaranty Agreement. Furthermore, the Company entered into the I.P Security Agreement granting the Holder a security interest in certain intellectual property of the Company.

In connection with the Purchase Agreement, the Company and the Holder also entered into a Registration Rights Agreement under which the Company agreed to register the shares underlying the Warrant within sixty (60) days but in no event later than the Effectiveness Deadline; provided, that the Effectiveness Deadline shall be extended to one hundred twenty (120) days after the filing deadline if the Resale Registration Statement is reviewed by, and receives comments from, the SEC.

The foregoing descriptions of the Debenture, Warrant, Purchase Agreement, Registration Rights Agreement, Company Security Agreement, Guarantor Security Agreement, Guarantee Agreement, and Intellectual Property Security Agreement are qualified in their entirety by reference to the full text of the Form of Debenture, Form of Warrant, Form of Securities Purchase Agreement, Form of Registration Rights Agreement, Form of Company Security Agreement, Form of Guarantor Security Agreement, Form of Guarantee Agreement, and Form of Intellectual Property Security Agreement, which are attached to the Company’s Current Report on Form 8-k filed with the SEC on June 1, 2021 as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 respectively, and incorporated herein by reference in their entirety.

SELLING STOCKHOLDERS

The shares of our Common Stock being offered by the Selling Stockholders are issuable upon the exercise of the Warrants. For additional information regarding the issuance of Warrants, see “Recent Developments” - “June 2021 Financing” above. We are registering the shares of our Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except as otherwise described in the footnotes to the table below and for the ownership of the registered shares issued pursuant to the Purchase Agreement, neither the Selling Stockholder nor any of the persons that control them has had any material relationships with us or our affiliates within the past three (3) years.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and the rules and regulations thereunder) of the shares of our Common Stock held by the Selling Stockholder.

The second column lists the number of shares of our Common Stock beneficially owned by each Selling Stockholder before this Offering (including shares which the Selling Stockholder has the right to acquire within 60 days, including upon conversion of any convertible securities)

The third column lists the shares of our Common Stock being offered by this prospectus by each Selling Stockholder.

The fourth and fifth columns list the number of shares of Common Stock beneficially owned by each Selling Stockholder and their percentage ownership after the Offering (including shares which the Selling Stockholder has the right to acquire within 60 days, including upon conversion of any convertible securities), assuming the sale of all of the shares offered by each Selling Stockholder pursuant to this prospectus.

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Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such conversion or exercise would cause such Selling Stockholder, together with any other person with which the Selling Stockholder is considered to be part of a group under Section 13 of the Exchange Act or with which the Selling Stockholder otherwise files reports under Section 13 and/or 16 of the Exchange Act, to beneficially own a number of shares of Common Stock which exceeds 4.99% or 9.99%, as applicable, of the common stock that is registered under the Exchange Act that is outstanding at such time. The number of shares in the third column does not reflect this limitation.

The amounts and information set forth below are based upon information provided to us by the Selling Stockholder as of July 23, 2021, except as otherwise noted below. The Selling Stockholder may sell all or some of the shares of Common Stock it is offering, and may sell, unless indicated otherwise in the footnotes below, shares of our common stock otherwise than pursuant to this prospectus. The tables below assume the Selling Stockholder sells all of the shares offered by them in offerings pursuant to this prospectus, and do not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

Selling Stockholder	Number of Shares Owned Before Offering(2)	Shares Offered Hereby	Number of Shares Owned After Offering	Percentage of Shares Beneficially Owned After Offering(1)
B. Riley Principal Investments, LLC	1,500,000	1,500,000	0		%
					%
					%

(1)	Percentages are calculated based on an aggregate of 26,665,840 shares of Common Stock outstanding as of July 12, 2021. As applicable, such percentages have been further adjusted to account for outstanding convertible securities of such Selling Stockholder.

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(2)

Represents up to 1,500,000 shares of common stock issuable upon exercise of the Warrants. The amount of shares exercisable pursuant to the Warrants is directly connected to how long the Debenture remains outstanding. If the Debenture is repaid on or before the one year anniversary date of the Initial Exercise Date (as defined herein), the Holder shall be entitled to exercise up to 500,000 shares of common stock. Thereafter so long as the Debenture has not been repaid, beginning on the date that is 366 days from the Initial Exercise Date, the Warrant may be exercised for up to an additional 500,000 shares of common stock. Should the Debenture remain outstanding, beginning on the date that is 732 days from the Initial Exercise Date, the Warrant may be exercised for up to an additional further 500,000 shares of common stock. These securities are owned directly by B. Riley Principal Investments, LLC, is an indirect wholly-owned subsidiary of B. Riley Financial, Inc.  B. Riley Principal Investments, LLC has voting and investment discretion over these securities.  Daniel Shribman in his capacity as the President of B. Riley Principal Investments, LLC makes voting and investment decisions on behalf of B. Riley Principal Investments, LLC.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of LifeMD, Inc.

EXPERTS

Friedman LLP, an independent registered public accounting firm, has audited our consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the fiscal years ended December 31, 2020, which report is incorporated by reference in this prospectus. We have incorporated by reference our financial statements in this prospectus and in this registration statement in reliance on the report of Friedman LLP given on their authority as experts in accounting and auditing.

BF Borgers CPA PC, an independent registered public accounting firm, has audited our consolidated balance sheet as of December 31, 2019, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the fiscal years ended December 31, 2019, which report is incorporated by reference in this prospectus. We have incorporated by reference our financial statements in this prospectus and in this registration statement in reliance on the report of BF Borgers CPA PC given on their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://lifemd.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 30, 2021.

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021.

●	Our Current Reports on Form 8-K filed with the SEC July 22, 2021, July 15, 2021, July 2, 2021, June 29, 2021 June 21, 2021, June 16, 2021, June 3, 2021, June 1, 2021, May 19, 2021, May 13, 2021, April 19, 2021, April 16, 2021, April 15, 2021, April 6, 2021, and April 1, 2021.
●

the description of the Company’s Common Stock contained in the Company’ Registration Statement on Form 8-A (File No. 001-39785) filed on December 9, 2020, including any amendment or report filed for the purpose of updating such description.

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All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus:

LifeMD, Inc.

800 Third Avenue, Suite 2800

New York, NY 10022

(855) 743-6478

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee		$1590.68
Legal fees and expenses	$		*
Accounting fees and expenses			*
Total	$		*

*	Estimated

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended certificate of incorporation provides that, to the maximum extent permitted by law, no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as director.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Item 16. Exhibits.

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

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(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 23, 2021.

LifeMD, Inc.

By:	/s/ Justin Schreiber
Name:	Justin Schreiber
Title:	Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Justin Schreiber, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Justin Schreiber	Chief Executive Officer	July 23, 2021
Justin Schreiber	(Principal Executive Officer), Director

/s/ Marc Benathen	Chief Financial Officer	July 23, 2021
Marc Benathen	(Principal Financial and Accounting Officer)

/s/ Stefan Galluppi	Chief Technology Officer, Director	July 23, 2021
Stefan Galluppi

/s/ John R. Strawn Jr.	Director	July 23, 2021
John R. Strawn Jr.

/s/ Roberto Simon	Director	July 23, 2021
Roberto Simon

/s/ Joseph DiTrolio	Director	July 23, 2021
Joseph DiTrolio

/s/ Dr. Eleanor C. Mariano	Director	July 23, 2021
Dr. Eleanor C. Mariano

/s/ Happy Walters	Director	July 23, 2021
Happy Walters

/s/ Bertand Velge	Director	July 23, 2021
Bertand Velge

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Form of Debenture (incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed with the SEC on June 1, 2021)
4.2	Form of Warrant (incorporated herein by reference to Exhibit 4.2 of the Company’s Form 8-K filed with the SEC on June 1, 2021)
5.1*	Opinion of Lucosky Brookman LLP
10.1	Form of Securities Purchase Agreement dated June 1, 2021 (incorporated herein by reference to Exhibit 10.1 of the Company’s Form 8-Kfiled with the SEC on June 1, 2021)
10.2	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 of the Company’s Form 8-Kfiled with the SEC on June 1, 2021)
10.3	Form of Company Security Agreement (incorporated herein by reference to Exhibit 10.3 of the Company’s Form 8-K filed with the SEC on June 1, 2021)
10.4	Form of Guarantor Security Agreement (incorporated herein by reference to Exhibit 10.4 of the Company’s Form 8-Kfiled with the SEC on June 1, 2021)
10.5	Form of Guaranty Agreement (incorporated herein by reference to Exhibit 10.5 of the Company’s Form 8-Kfiled with the SEC on June 1, 20215
10.6	Form of Intellectual Property Agreement Security Agreement (incorporated herein by reference to Exhibit 10.6 of the Company’s Form 8-Kfiled with the SEC on June 1, 2021)
23.1 *	Consent of Friedman LLP
23.2*	Consent of BF Borgers CPA PC
23.3 *	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)
24.1 *	Power of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.

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